News Release From Nuance Communications

Contacts:
For Investors and Press	For Press
Richard Mack	Holly Dewar
Nuance Communications, Inc.	Nuance Communications, Inc.
Tel: 781-565-5000	Tel: 781-565-5000
Email: richard.mack@nuance.com	Email: holly.dewar@nuance.com
Nuance Announces Fourth Fiscal Quarter 2008 Results
Earnings, Margins and Cash Flows exceed October 1 Guidance Update
BURLINGTON, Mass., November 24, 2008 - Nuance Communications, Inc. (NASDAQ: NUAN) today announced financial results for the fourth fiscal quarter ended September 30, 2008.
Nuance reported revenues of $253.4 million in the quarter ended September 30, 2008, a 41 percent increase over revenues of $179.9 million in the quarter ended September 30, 2007. The Company reported non-GAAP revenue of approximately $260.7 million, which includes $7.3 million in revenue lost to purchase accounting primarily in conjunction with the Company’s acquisitions of Tegic and VoiceSignal. Using the non-GAAP measure, revenue grew approximately 39 percent over the same quarter last year.
Nuance recognized GAAP net income of $22.0 million, or $0.09 per diluted share, in the quarter ended September 30, 2008, compared with a net loss of $3.4 million, or $(0.02) per share, in the quarter ended September 30, 2007. Nuance reported non-GAAP net income of $71.1 million, or $0.29 per diluted share, for the period ending September 30, 2008, compared to non-GAAP net income of $37.0 million, or $0.18 per diluted share, in the same period last year.
The non-GAAP net income amount excludes non-cash income taxes and interest, amortization of intangible assets, in-process research and development, non-cash share-based payments, acquisition-related transition and integration costs, and restructuring and other charges (credits), net. Non-GAAP net income includes revenue and cost of revenue related to acquisitions that would otherwise be recognized but for the purchase accounting treatment. See “GAAP to non-GAAP Reconciliation” below for further information on the Company’s non-GAAP measures.
Nuance reported cash flows from operations of $66.1 million in the quarter ended September 30, 2008, compared with $14.8 million in the quarter ended September 30, 2007. For the fiscal year 2008, Nuance reported cash flows from operations of $196.2 million, compared to $106.4 million in fiscal 2007.
“Nuance delivered a strong finish to its fiscal 2008, continuing trends exhibited in previous quarters,” said Paul Ricci, chairman and CEO, of Nuance. “Our fourth quarter was notable in three important areas. First, Nuance’s diversity of revenue across industries and geographies helped the Company execute against its revenue objectives. Second, disciplined expense management and success with acquisition integrations drove operating margins above our expectations. And third, our focus on operational processes helped Nuance generate record cash flows.”
Highlights for the quarter include:
•	Mobile Solutions — Nuance’s mobile revenues were at record levels as the Company benefited from active product cycles for handset OEMs and especially from new agreements with Nokia and other large mobile product manufacturers. In addition, early customer demand for Nuance Mobile Care solutions, launched in the quarter and recently complemented with the acquisition of SNAPin, has exceeded initial expectations.

•	Enterprise Solutions - Nuance experienced continued growth in its Nuance On-Demand offerings. In particular, the Company signed a multi-year contract with a large financial services firm for an on-demand solution, which along with other activity underscores increased interest during uncertain economic times for hosted deployment options. Demand for our enterprise services was also strong, where the Company saw growth in bookings. But licensing sales among Nuance’s largest enterprise partners continued to be sluggish, offsetting the benefits of its hosted and services revenues.

•	Healthcare Solutions — Nuance experienced sustained performance and growth for its on-demand healthcare solutions. In addition, the Company experienced increased demand for the new version of Dragon Medical launched in the quarter, signing several significant contracts. Customer wins and contract extensions for Nuance healthcare solutions include Baptist Health, Carondelet Health Network, Texas Healthcare Resources, the U.S. Army and the University of Iowa.

•	Dragon NaturallySpeaking — Nuance launched version 10 of Dragon NaturallySpeaking in August to strong customer demand and media acclaim. The launch results and revenue growth exceeded expectations, surpassing those of any prior Nuance product launch.

•	PDF Solutions - Revenues for Nuance’s PDF and document imaging solutions were down slightly from a year ago. Results from OEM providers continued to be strong, but results from North American channels were somewhat below expectations.

•	Operational Achievement - Nuance continued its disciplined acquisition integration, cost synergies and expense controls, which afforded additional improvement and leverage in operations. Both gross margins and operating margins were above expectations.
Beginning this quarter, in combination with its press release, Nuance will provide a copy of prepared remarks for its quarterly investor conference call. This process and these remarks are offered to provide shareholders and analysts additional time and detail for analyzing Nuance’s results. To access the remarks, please visit www.nuance.com/q42008results. As previously scheduled, the conference call will begin today, November 24, at 5:00 pm ET and will include only brief comments followed by questions and answers. The prepared remarks will not be read on the call.
To access the live broadcast, please visit the Investor Relations section of Nuance’s Website at www.nuance.com. The call can also be heard by dialing (800) 288-8960 or (612) 288-0340 five minutes prior to the call and referencing conference code 970048. A replay will be available within 24 hours of the announcement by dialing (800) 475-6701 or (320) 365-3844 and using the access code 970048.
Nuance to Host Quarterly Conference Call at 5:00 p.m. Today
In conjunction with today’s announcement, Nuance will broadcast its quarterly conference call over the Internet at 5:00 p.m. ET. Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company’s Web site at www.nuance.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed. The conference call can also be heard via telephone by dialing (800) 288-8960 or (612) 288-0340 five minutes prior to the call and referencing conference code 970048. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 970048.
About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is a leading provider of speech and imaging solutions for businesses and consumers around the world. Its technologies, applications and services make the user experience more compelling by transforming the way people interact with information and how they create, share and use documents. Every day, millions of users and thousands of businesses experience Nuance’s proven applications. For more information, please visit www.nuance.com.
Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.
Safe Harbor and Forward-Looking Statements
Statements in this document about Nuance managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: fluctuations in demand for Nuance’s existing and future products; economic conditions in the United States and abroad; Nuance’s ability to control and successfully manage its expenses and cash position; the effects of competition, including pricing pressure; possible defects in Nuance’s products and technologies; the ability of Nuance to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses; and the other factors described in Nuance’s annual report on Form 10-K for the fiscal year ended September 30, 2007 and Nuance’s quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. Nuance disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.
The unaudited financial results presented in this press release are subject to change based on the completion of the audit of our fiscal 2008 financial statements. The information included in this press release should not be viewed as a substitute for full financial statements.
Discussion of Non-GAAP Financial Measures
Management utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, for making operating decisions and for forecasting and planning for future periods. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business from a cash perspective. By organic performance we mean performance as if we had owned an acquired asset in the same period a year ago. By continuing operations we mean the ongoing results of the business excluding certain unplanned costs. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP revenue and earnings per share. Consistent with this approach, we believe that disclosing non-GAAP revenue and non-GAAP earnings per share to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP revenue and earnings per share, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of our business during the fiscal years ended September 30, 2008 and 2007, and, in particular, in evaluating our revenue and earnings per share, our management has either included or excluded items in three general categories, each of which are described below.
Acquisition-Related Revenue and Expenses. We include revenue related to our acquisitions, primarily from Tegic and VoiceSignal, that we would otherwise recognize but for the purchase accounting treatment of these transactions to allow for more accurate comparisons to our financial results of our historical operations, forward looking guidance and the financial results of our peer companies. We also excluded certain expense items resulting from acquisitions to allow more accurate comparisons of our financial results to our historical operations, forward looking guidance and the financial results of our peer companies. These items include the following: (i) acquisition-related transition and integration costs; (ii) amortization of intangible assets; and (iii) costs associated with the investigation of the financial results of acquired entities. In recent years, we have completed a number of acquisitions, which result in non-continuing operating expenses which would not otherwise have been incurred. For example, we have incurred transition and integration costs such as retention and earnout bonuses for employees from acquisitions. In addition, actions taken by an acquired company, prior to an acquisition, could result in expenses being incurred by us, such as expenses incurred as a result of the investigation and, if necessary, restatement of the financial results of acquired entities. We believe that providing non-GAAP information for certain revenue and expenses related to material acquisitions allows the users of our financial statements to review both the GAAP revenue and expenses in the period, as well as the non-GAAP revenue and expenses, thus providing for enhanced understanding of our historic and future financial results and facilitating comparisons to less acquisitive peer companies. Additionally, had we internally developed the products acquired, the amortization of intangible assets would have been expensed historically, and we believe the assessment of our operations excluding these costs is relevant to our assessment of internal operations and comparisons to industry performance.
Non-Cash Expenses. We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; (ii) certain accrued interest; and (iii) certain accrued income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, we believe that the exclusion of share-based payments allows for more accurate comparisons of our operating results to our peer companies. We believe that excluding these non-cash expenses provides our senior management as well as other users of our financial statements, with a valuable perspective on the cash-based performance and health of the business, including our current near-term projected liquidity.
Other Expenses. We exclude certain other expenses that are the result of other, unplanned events to measure our operating performance as well as our current and future liquidity both with and without these expenses. Included in these expenses are items such as non-acquisition-related restructuring and other charges (credits), net. These events are unplanned and arose outside of the ordinary course of our continuing operations. We assess our operating performance with these amounts included, but also excluding these amounts; the amounts relate to costs which are unplanned, and therefore by providing this information we believe our management and the users of our financial statements are better able to understand the financial results of what we consider to be our organic continuing operations.
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view our financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance.
The non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the inclusion or exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative tool. Management compensates for these limitations by providing specific information regarding the GAAP amounts included and excluded from the non-GAAP financial measures. In addition, as noted above, our management evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.
Financial Tables Follow

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30		September 30
	2008	2007	2008	2007
Revenue:
Product and licensing	$125,774	$90,916	$414,360	$311,847
Professional services, subscription and hosting	88,598	55,442	305,540	165,520
Maintenance and support	39,020	33,516	148,562	124,629

Total revenue	253,392	179,874	868,462	601,996

Cost of revenue:
Cost of product and licensing	13,261	11,428	45,746	43,162
Cost of professional services, subscription and hosting	57,183	38,769	214,031	114,228
Cost of maintenance and support	7,282	6,949	31,477	27,461
Cost of revenue from amortization of intangible assets	6,395	3,881	24,389	13,090

Total cost of revenue	84,121	61,027	315,643	197,941

Gross margin	169,271	118,847	552,819	404,055

Research and development	29,164	26,276	114,986	80,024
Sales and marketing	62,945	52,493	231,244	184,948
General and administrative	25,278	22,934	105,910	75,564
Amortization of intangible assets	18,205	7,983	58,245	24,596
In-process research and development	2,601	—	2,601	—
Restructuring and other charges (credits), net	(905)	—	7,219	(54)

Total operating expenses	137,288	109,686	520,205	365,078

Income from operations	31,983	9,161	32,614	38,977

Other income (expense), net	(9,937)	(9,813)	(48,128)	(30,490)

Income (loss) before income taxes	22,046	(652)	(15,514)	8,487

Provision for income taxes	32	2,762	14,554	22,502

Net income (loss)	$22,014	$(3,414)	$(30,068)	$(14,015)

Net income (loss) per share:
Basic	$0.10	$(0.02)	$(0.14)	$(0.08)

Diluted	$0.09	$(0.02)	$(0.14)	$(0.08)

Weighted average common shares outstanding:
Basic	224,568	185,145	209,801	176,424

Diluted	246,525	185,145	209,801	176,424

Nuance Communications, Inc.
Supplement Financial Information — GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)
Unaudited

	Three months ended		Twelve months ended
	September 30		September 30
	2008	2007	2008	2007
GAAP revenue	$253,392	$179,874	$868,462	$601,996
Purchase accounting adjustment — revenue (3)	7,295	7,345	50,385	11,701

Non-GAAP revenue	$260,687	$187,219	$918,847	$613,697

GAAP cost of revenue	$84,121	$61,027	$315,643	$197,941
Cost of revenue from amortization of intangible assets	(6,395)	(3,881)	(24,389)	(13,090)
Non-cash stock based compensation (1)	(1,823)	(1,657)	(9,287)	(4,800)
Acquisition related transition and integration costs (2)	3	(287)	(707)	(1,251)
Purchase accounting adjustment — cost of revenue (3)	506	593	3,414	1,408

Non-GAAP cost of revenue	$76,412	$55,795	$284,674	$180,208

GAAP net income (loss)	$22,014	$(3,414)	$(30,068)	$(14,015)
Cost of revenue from amortization of intangible assets	6,395	3,881	24,389	13,090
Amortization of intangible assets	18,205	7,983	58,245	24,596
Non-cash share-based payments (1)	15,185	15,056	68,631	48,135
Non-cash interest expense, net	1,196	1,125	5,541	4,009
Restructuring and other charges (credits), net	(905)	—	7,219	(54)
In-process research and development	2,601	—	2,601	—
Non-cash income taxes	(5,532)	1,262	5,332	17,240
Purchase accounting adjustment — cost of revenue (3)	(506)	(593)	(3,414)	(1,408)
Purchase accounting adjustment — revenue (3)	7,295	7,345	50,385	11,701
Acquisition-related transition and integration costs (2)	5,106	4,325	14,043	9,566
Non-GAAP net income	$71,054	$36,970	$202,904	$112,860

Non-GAAP diluted net income per share	$0.29	$0.18	$0.87	$0.57

Diluted weighted average common shares outstanding	246,525	209,882	233,273	199,394

	Three months ended		Twelve months ended
	September 30		September 30
	2008	2007	2008	2007
(1) Non-cash share-based payments
Cost of product and licensing	$2	$3	$18	$18
Cost of professional services, subscription and hosting	1,667	1,404	7,991	3,816
Cost of maintenance and support	154	250	1,278	966
Research and development	2,704	2,248	14,325	7,160
Sales and marketing	6,906	6,653	24,394	20,293
General and administrative	3,752	4,498	20,625	15,882

Total	$15,185	$15,056	$68,631	$48,135

(2) Acquisition-related transition and integration costs
Cost of product and licensing	$—	$5	$—	$31
Cost of professional services, subscription and hosting	(3)	209	593	682
Cost of maintenance and support	—	73	114	538
Research and development	808	703	2,198	1,300
Sales and marketing	1,099	1,465	3,583	2,808
General and administrative	3,202	1,870	7,555	4,207

Total	$5,106	$4,325	$14,043	$9,566

(3) Purchase accounting adjustments
Revenue	$7,295	$7,345	$50,385	$11,701
Cost of product and licensing	23	(14)	(438)	(611)
Cost of professional services, subscription and hosting	(382)	(579)	(2,829)	(797)
Cost of maintenance and support	(147)	—	(147)	—

Total	$6,789	$6,752	$46,971	$10,293

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	September 30, 2008	September 30, 2007
ASSETS

Current assets:
Cash and cash equivalents	$261,540	$184,335
Marketable securities	56	2,628
Accounts receivable and unbilled receivables, net	217,999	209,707
Inventories, net	7,152	8,013
Prepaid expenses and other current assets	28,536	16,933

Total current assets	515,283	421,616

Land, building and equipment, net	46,485	37,618
Goodwill	1,655,773	1,249,642
Intangible assets, net	585,023	391,190
Other assets	43,635	72,721

Total assets	$2,846,199	$2,172,787

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long term debt and obligations under capital leases	$7,006	$7,430
Contingent and deferred acquisition payments	113,074	—
Accounts payable and accrued expenses	133,616	138,904
Deferred and unearned revenue	118,902	95,862
Other short term liabilities	9,166	14,547

Total current liabilities	381,764	256,743

Long term debt and obligations under capital leases, net of current portion	894,184	899,921
Deferred revenue, net of current portion	18,134	13,185
Other long term liabilities	127,209	124,671

Total liabilities	1,421,291	1,294,520

Stockholders’ equity	1,424,908	878,267

Total liabilities and stockholders’ equity	$2,846,199	$2,172,787

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